MACKINAC FINANCIAL CORPORATION

Exhibit 32.2

CERTIFICATION PERSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended March 31, 2012, (the “Form 10-Q”) of Mackinac Financial Corporation (the “Issuer”).

I, Ernie R. Krueger, Executive Vice President of the Issuer, certify that:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

/s/ Ernie R. Krueger
Executive Vice President and Chief Financial Officer
(principal financial officer)

Date: May 15, 2012